UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2012, Sarepta Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC and Cowen and Company, LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”) relating to the public offering (the “Offering”) of 4,950,495 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a price to the public of $25.25 per share (the “Offering Price”), less underwriting discounts and commissions. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, were approximately $118.2 million. The Offering closed on December 18, 2012. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 742,574 shares of Common Stock to cover over-allotments, if any, at the Offering Price.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 ASR (Registration No. 333-184807), including the prospectus dated November 7, 2012 contained therein, as supplemented by a prospectus supplement dated December 14, 2012.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of White Summers Caffee & James, LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 12, 2012, the Company issued a press release entitled “Sarepta Therapeutics Announces Proposed Public Offering of Common Stock.” On December 13, 2012, the Company issued a press release entitled “Sarepta Therapeutics Announces Pricing of $125 Million Public Offering of Common Stock.” Copies of these press releases are attached as Exhibits 99.1 and 99.2 to this report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 13, 2012, among Sarepta Therapeutics, Inc., Lazard Capital Markets LLC, and Cowen and Company, LLC, as representatives of the underwriters named therein

5.1	Opinion of White Summers Caffee & James LLP

23.1	Consent of White Summers Caffee & James LLP (included in Exhibit 5.1)

99.1	Press release dated December 12, 2012

99.2	Press release dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer

Date: December 18, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 13, 2012, among Sarepta Therapeutics, Inc., Lazard Capital Markets LLC, and Cowen and Company, LLC, as representatives of the underwriters named therein

5.1	Opinion of White Summers Caffee & James LLP

23.1	Consent of White Summers Caffee & James LLP (included in Exhibit 5.1)

99.1	Press release dated December 12, 2012

99.2	Press release dated December 13, 2012